From:    [Registered Investment Advisor Name]
         [Address]

                                                                       RIA SELLING AGREEMENT
                                                                       FOR OPPENHEIMER/TREMONT FUNDS

To:      OPPENHEIMERFUNDS DISTRIBUTOR, INC.
         P.O. BOX 5270
         DENVER, CO  80217-5270

Gentlemen:

         We desire to enter into an agreement  with you for making  available to our  customers  limited  liability company interests or shares  ("Interests) in each of the registered,  closed-end  management  investment  companies listed in Appendix A to this Agreement  (each, a "Fund"),  and for which you are the  Distributor  and Interests in which are being  offered to the public at the  applicable  offering  prices of the Funds (which may include a sales charge)  (each,  an  "Offering").  Upon  acceptance  of this  Agreement  by you,  we  understand  that we may offer
Interests and act as authorized agent for our customers'  purchase of Interests from you, subject,  however, to all of the terms and conditions of the Offerings and this Agreement,  and to your right,  without notice, to suspend or terminate any of the  Offerings.  Accordingly,  we agree to the following with respect to the Offering of Interests in each Fund:

         1.  Interests  will be made  available  at the current  offering  price in effect at the time the order of
Interests is confirmed  and accepted by you at your office in Denver,  Colorado.  All purchase  orders (which shall for purposes of this  Agreement  include both orders of your  customers to make initial  investments in the Fund as well as customer  orders to make additional  investments),  and  applications of our customers  submitted by us are subject to acceptance or rejection in your sole discretion  and, if accepted,  each purchase will be deemed to have been consummated at your office in Denver, Colorado.

         2. We represent  that we are  registered as an investment  adviser with the U.S.  Securities  and Exchange
Commission  ("SEC") under the Investment  Advisers Act of 1940, that we are fully licensed and legally empowered to act as an investment  adviser under the laws of each  jurisdiction in which we conduct  business,  and that we will comply  with all  applicable  federal  and state  securities  laws and  regulations  relating to the conduct of our business  throughout the term of the Agreement.  We agree to abide by the provisions of the Investment  Company Act of 1940, as amended (the "1940 Act"),  the Securities Act of 1933, as amended,  and the Securities  Exchange Act of
1934, as amended,  and all applicable rules and regulations of the Securities and Exchange  Commission.  We further agree to comply  with all other  applicable  state and Federal  laws and the rules and  regulations  of  authorized regulatory  agencies.  We agree  that we will not offer  Interests  in any state or other  jurisdiction  where they have not been  qualified  for sale or if you have not  advised  us in  advance  that such sale is exempt  from such qualification  requirements.  We are responsible  under this Agreement for inquiring of you as to the jurisdictions in which Interests have been qualified for sale.

         3. We will make  available to our customers  Interests  only in accordance  with the terms and  conditions of the Fund's  then-current  Prospectus and Statement of Additional  Information  (collectively  referred to as the
"Prospectus")  and we will make no  representations  about  Interests  not  included in said  Prospectus  or in any authorized  supplemental  material supplied or authorized by you. We will not use any other Offering  materials for the Fund  without  your written  consent.  We will use our best  efforts in the offer of Interests  and agree to be responsible  for the proper  instruction  and  training  of  personnel  in this area  employed by us, in order that
Interests will be offered in accordance  with the terms and  conditions of this Agreement and all applicable  laws, rules and  regulations.  We represent  that in  transmitting  a purchase  order for Interests that the investor for whom we transmit the purchase order has signed the investor  application  for the Fund and that we have  determined that the Interest is a suitable  investment for the investor.  We further  represent that we will forward  purchase orders to you only on behalf of investors from whom we have received duly executed  investor  certifications in the form set forth in Appendix A to the Prospectus (the "Investor  Certification")  and who we reasonably  believe meet all  requirements  to be eligible to purchase  Interests at the time the purchase  order is submitted.  We agree to hold you  harmless  and  indemnify  you,  your  affiliates,  the  Fund,  and your and  their  respective  officers, directors,  trustees,  managers and  employees  in the event that we, or any of our current or former  employees or agents should  violate any law,  rule or  regulation,  or any  provisions of this  Agreement,  which  violation may result in any loss or liability to you, your  affiliates or the Fund. All expenses we incur in connection  with our activities  under this  Agreement  shall be borne by us. In connection  with all purchase  orders or the submission to you of tenders of Interests  in  connection  with any offers by the Fund to  repurchase  Interests  ("Repurchase
Offers"),  we are acting as agent for our  customers  and each  transaction  is for the account of our customer and not for  our  own  account.  Termination  or  cancellation  of  this  Agreement  shall  not  relieve  us  from  the requirements of this paragraph as to transactions or occurrences arising prior to such termination.

         4. Any  applicable  charge  relative to any sales of  Interests  made to our  customers  will only be at a rate or rates  set  forth in the  then-current  Prospectus.  In the event  the  Prospectus  provides  for a minimum holding  period in order for us to receive a service fee or other payment,  and Interests  relating to that payment are repurchased by the Fund prior to the  termination of that holding  period,  we are obligated to repay you a pro rata portion of such payment,  based on the ratio of (i) the  difference in the period of time such  Interests were held and the minimum  holding period to (ii) the  holding  period.  You may recoup some or all of such amounts from and to the extent there are any other payments due and owing from you to us at any time,  provided,  however,  that you are not obligated to accept  repayment only out of such other payments and may demand payment  directly from us at any time until such  amounts are repaid in full.  To secure our  obligation  to repay such  payments,  we hereby grant you, and you shall have,  a security  interest in any and all other  payments due us under this  Agreement or under any other agreement between you and us.

         5. Payments for purchases of Interests made by us and all necessary  account  information  required by you to establish an account  (including  the  Investor  Certification)  shall be provided to you and received by you no later than three  business  days prior to the date as of which an  investor  seeks to be admitted to the Fund or to make an additional  investment in the Fund, as  applicable.  Payment shall be made in immediately  available  funds to the order of the Fund. If such payment or other  settlement  information  with respect to any purchase  order is not timely  received by you, we  understand  that you reserve the right,  without  notice,  to cancel the  purchase order.  With respect to any  purchase  orders for  Interests,  we shall  retain in our files all  applications  and other  documents  required  by you to  establish  an  account  or to settle the Fund's  purchase  of  Interests  in accordance with the terms of the applicable Repurchase Offer.

         6. We agree that we will act as  Registered  Investment  Advisor with  respect to  Interests  only if they are purchased from you or  repurchased  by the Fund from our customers.  If Interests are purchased from you by our customers, we warrant that such purchases are only for investment.

         7. You may  consider  any purchase  order we place for  Interests  to be the total  Interest to be held by the  investor,  and you may assume that the investor is not entitled to any  reduction in sales charge  beyond that accorded  to the  amount of that  purchase  order as  determined  by the  schedule  set  forth in the  then-current
Prospectus, unless we advise you otherwise when we place the order.

         8. We may tender  Interests  (or portions of Interests)  owned by our  customers to you for  repurchase in connection with Repurchase  Offers,  but only in accordance with the procedures  described in the applicable  offer to  purchaser.  We  understand  and agree that by making a tender of an Interest (or any portion of an Interest) on behalf of any customer in connection  with a Repurchase  Offer,  we represent to you that the related written offer to purchase by the Fund (the "Offer to  Purchase")  has been  delivered  to us by the  registered  owner(s) of such
Interest,  and that the  customer's  letter of transmittal  pursuant to which the Interest (or portion  thereof) is tendered has been  executed in the manner  required by the Offer to  Purchase.  With  respect to such  tenders,  we shall  furnish you with the exact  registration  and account  number and amount of  Interest  (or portion  thereof)
tendered,  and we  shall  retain  in our  files  all  documents  required  by you  and  the  Fund  to  effect  such transaction.  We will provide you with the original of such  documents  prior to the  expiration of the  Repurchase
Offer.

         9. We will comply  with,  and conform our  practices  to, any and all  written  compliance  standards  and policies  and  procedures  that you may  from  time to time  provide  to us.  Your  obligations  to us  under  this
Agreement are subject to the provisions of any agreements entered into between you and the Fund.

         10. We may agree to  provide  any or all of the  investor  services  described  in  Appendix  B  (attached hereto) to our  customers  who own  Interests in the Fund.  In such event,  you agree to pay us a fee for providing these services in such amount and at such times as you and we may agree,  provided,  however, that such fee for any calendar  quarter shall not exceed 0.125% of the aggregate  value of  outstanding  Interests in the Fund  purchased through  you and  held by our  customers,  determined  as of the  last day of the  each  calendar  quarter  (before repurchases  of Interests as of such day or the making of any incentive  allocations as of such day with respect to such Interests).  We agree to provide,  at your request,  verifications that any such payments we receive were used for investor  services  related to Interests held by our customers.  We understand and agree that you are in no way responsible  for the manner of our  performance  of, or for any of our acts or omissions in  connection  with,  the investor  services we provide under this  Agreement.  You or we may terminate this paragraph 19 of the Agreement at any time.  Any  termination  of this  Agreement  pursuant to paragraph 12 or of this  paragraph 10 shall not affect our  right to  receive  payment  for  services  provided  by us prior to the  effective  date of such  termination.
Nothing in this Agreement  shall be construed to constitute us or any of our agents,  employees or  representatives as the agent or employee of you or the Fund.

         11.      We undertake to notify you if our  registration as an investment  adviser is suspended by the SEC or any state in which we are  registered  as an  investment  adviser.  Such notice shall be in writing and shall be sent via first class mail to:  OppenheimerFunds  Distributor,  Inc., 498 Seventh  Avenue,  New York, NY 10018 Attn:
General Counsel.

         12. We may terminate this Agreement by written notice to you,  which  termination  shall become  effective ten days after the date of  mailing  such  notice to you.  We agree that you have and  reserve  the right,  in your sole  discretion  without  notice to us,  to  suspend  or  terminate  the  Offering  at any time,  or, in your sole discretion,  to modify,  amend or cancel this Agreement upon written notice to us of such  modification,  amendment or cancellation,  which shall be effective on the date stated in such notice.  Without limiting the foregoing,  and any provision to the contrary  notwithstanding,  our  de-registration  as an  investment  adviser by the SEC or any state in which we are registered as an investment  adviser will  automatically  terminate  this  Agreement  without notice;  and  suspension  of our  registration  as an  investment  adviser  by the SEC or any state in which we are registered as an investment  adviser,  the  appointment of a trustee for all or  substantially  all of our business assets,  or our  violation of  applicable  state,  Federal or foreign laws or rules and  regulations  of authorized regulatory  agencies  will  terminate  this  Agreement  effective  upon  the date  you  mail  notice  to us of such termination.  Your failure to terminate  this  Agreement  for a particular  cause shall not  constitute a waiver of your right to  terminate  this  Agreement at a later date for the same or any other  cause.  All notices  hereunder shall be to the  respective  parties at the  addresses  listed  hereon,  unless such  address is changed by written notice sent to the last  address of the other  party  provided  under this  Agreement.  Any consent  given by us to hyperlink any web site under your control to  oppenheimerfunds.com  is immediately  withdrawn  upon  termination of
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this  Agreement.  In the event of any such  termination,  you shall promptly  eliminate or terminate any such links to, or frames of, oppenheimerfunds.com or any portion thereof.
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         13. This  Agreement  shall become  effective as of the date when it is executed and dated by you below and shall be in substitution  of any prior  agreement  between you and us covering the Fund. This Agreement and all the rights and  obligations of the parties  hereunder shall be governed by and construed under the laws of the State of
New York  applicable  to  agreements  to be performed in New York,  without  giving  effect to choice of law rules.
This  Agreement is not  assignable or  transferable,  except that you may without notice or consent from us, assign or transfer this  Agreement to any successor  firm or  corporation  which  becomes the  Distributor  of the Fund or assign any of your duties under this Agreement to any entity under common control with you.

         14. By  signing  this  Agreement,  we  represent  and  warrant  to you that this  Agreement  has been duly authorized  by us by all  necessary  action,  corporate  or  otherwise,  and is  signed  on our  behalf by our duly authorized officer or principal.
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                                                     [NAME OF REGISTERED INVESTMENT ADVISOR]

                                                     By:
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                                                     Name:
                                                     Title:
                                                     Date:

                                                     Accepted:

                                                     OPPENHEIMERFUNDS DISTRIBUTOR, INC.

                                                     By:
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                                                     Name:
                                                     Title:
                                                     Date:

                                                                       APPENDIX A

                                                                       OPPENHEIMER/TREMONT FUNDS

         This Agreement relates to the offer and sale of Interests in the following Funds:

                  Oppenheimer Tremont Market Neutral Fund, LLC
                  Oppenheimer Tremont Opportunity Fund, LLC

                                                                       APPENDIX B

                                                                       INVESTOR SERVICES

         The following  services  constitute the investor services that may be provided pursuant to paragraph 11 of this Agreement:

o        Handling  inquiries from  customers who own Interests  ("Members")  regarding the Fund,  including but not limited  to  questions  concerning  their  investments  in  the  Fund,  capital  account balances, and reports and tax information provided by the Fund;
o        Assisting in the enhancement of relations and communications between Members and the Fund;
o        Assisting in the establishment and maintenance of Members' accounts with the Fund;
o        Assisting in the maintenance of Fund records  containing Member  information,  such as changes of address;
                           and
o        Providing such other  information and Member liaison services as  OppenheimerFunds  Distributor,  Inc. may reasonably request.